    As filed with the Securities and Exchange Commission on February 9, 2001
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               REALNETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

                     WASHINGTON                                          91-1628146
  (State or other jurisdiction of incorporation or          (I.R.S. Employer Identification No.)
                   organization)

                         2601 ELLIOTT AVENUE, SUITE 1000
                            SEATTLE, WASHINGTON 98121
                                 (206) 674-2700

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       REALNETWORKS, INC. 1996 STOCK OPTION PLAN, AS AMENDED AND RESTATED

       REALNETWORKS, INC. 2000 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                            (FULL TITLE OF THE PLAN)

                                   PAUL BIALEK
                       SENIOR VICE PRESIDENT--FINANCE AND
                         OPERATIONS AND CHIEF FINANCIAL
                                     OFFICER
                                REALNETWORKS, INC.
                         2601 ELLIOTT AVENUE, SUITE 1000
                            SEATTLE, WASHINGTON 98121
                                 (206) 674-2700

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                            ----------------------

                                                  Copies to:

                  KELLY JO MACARTHUR                            PATRICK J. SCHULTHEIS, ESQ.
        SENIOR VICE PRESIDENT, GENERAL COUNSEL                  CHRISTIAN E. MONTEGUT, ESQ.
               AND CORPORATE SECRETARY                        WILSON SONSINI GOODRICH & ROSATI
                  REALNETWORKS, INC.                              PROFESSIONAL CORPORATION
           2601 ELLIOTT AVENUE, SUITE 1000                          5300 CARILLON POINT
              SEATTLE, WASHINGTON 98121                       KIRKLAND, WASHINGTON 98033-7356
                    (206) 674-2700                                     (425) 576-5800

                                            ----------------------

                                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
        TITLE OF SECURITIES                      AMOUNT TO BE  PROPOSED MAXIMUM      PROPOSED        AMOUNT OF
         TO BE REGISTERED                        REGISTERED(1)  OFFERING PRICE        MAXIMUM      REGISTRATION
                                                                   PER SHARE        AGGREGATE          FEE
                                                                                     OFFERING
                                                                                       PRICE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                     15,000,000       $13.65(2)    $204,750,000.00(2)  $51,188.00
   To be issued under the RealNetworks, Inc.
   1996 Stock Option Plan, as amended
   and restated
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                     4,000,000        $23.24(3)     $92,960,000.00(3)    $23,240.00
   To be issued under the RealNetworks, Inc.
   2000 Stock Option Plan, as amended
   and restated
-----------------------------------------------------------------------------------------------------------------
Total                                            19,000,000                        $297,710,000     $74,428.00
=================================================================================================================

    (1)Together with (i) an indeterminate number of shares of Common Stock that may become issuable under the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated and the RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated (collectively, the "Plans"), as a result of the adjustment provisions therein, and (ii) if any interests in the Plans constitute separate securities required to be registered under the Securities Act of 1933, as amended, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plans.

    (2)Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to 3,872,328 shares subject to outstanding options to purchase Common Stock under the Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $28.2855 per share pursuant to Rule 457(h) under the Securities Act. With respect to 11,127,672 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the high and low price reported on the Nasdaq National Market on February 6, 2001, which average was $8.563. The Proposed Maximum Offering Price Per Share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.

    (3)Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to 3,661,347 shares subject to outstanding options to purchase Common Stock under the Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $24.5962 per share pursuant to Rule 457(h) under the Securities Act. With respect to 338,653 shares of Common Stock available for future grant under the Plan, the estimated Proposed
       Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the high and low price reported on the Nasdaq National Market on February 6, 2001, which average was $8.563. The Proposed Maximum
       Offering Price Per Share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c)) and 457(h) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are hereby incorporated by reference into this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

               (c) The Registrant's Current Reports on Form 8-K dated January 26, 2000, February 8, 2000 and January 12, 2001;

               (d) The Registrant's Current Report on Form 8-K/A dated February 8, 2000;

               (e) The Registrant's Current Report on Form 8-K/A dated February 7, 2001;

               (f) The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on September 26, 1997, including any amendments or reports filed for the purpose of updating such description; and

               (g) The description of the Registrant's preferred stock purchase rights set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on December 14, 1998, as amended on June 16, 1999 and February 7, 2000, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all of the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

        Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not required.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The registrant's Amended and Restated Articles of Incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders. The registrant has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the registrant's officers and directors with indemnification to the maximum extent permitted by the WBCA.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

    Exhibit
     Number                                       Description
--------------    ----------------------------------------------------------------------------

      4.1         RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated

      4.2         RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated

      4.3         Form of Stock Option Agreement under 1996 Stock Option Plan, as amended and restated

      4.4         Form of Stock Option Agreement under 2000 Stock Option Plan, as amended and restated

      5.1         Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

     23.1         Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in opinion filed as Exhibit 5.1)

     23.2         Consent of KPMG LLP

     23.3         Consent of Arthur Andersen LLP

     23.4         Consent of Arthur Andersen LLP

     24.1         Power of Attorney (included on signature page)

ITEM 9. UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 7, 2001.

                                     REALNETWORKS, INC.


                                     By:    /s/  Robert Glaser
                                         -----------------------------
                                            Robert Glaser
                                            Chairman of the Board and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Robert Glaser and Paul Bialek, and each of them severally, as such person's attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 7, 2001.

           SIGNATURE                                     TITLE                           DATE
           ---------                                     -----                           ----

       /s/ Robert Glaser                 Chairman of the Board and Chief            February 7, 2001
-------------------------------          Executive Officer (Principal Executive
         Robert Glaser                   Officer)

        /s/ Paul Bialek                  Senior Vice President, Finance and         February 7, 2001
-------------------------------          Operations, Chief Financial Officer
          Paul Bialek                    and Treasurer
                                         (Principal Financial and Accounting
                                         Officer)

       /s/ Edward Bleier                 Director                                   February 7, 2001
-------------------------------
         Edward Bleier

      /s/ James W. Breyer                Director                                   February 7, 2001
-------------------------------
        James W. Breyer

      /s/ Bruce Jacobsen                 Director                                   February 7, 2001
-------------------------------
        Bruce Jacobsen

      /s/ Mitchell Kapor                 Director                                   February 7, 2001
-------------------------------
        Mitchell Kapor

                                         INDEX TO EXHIBITS

     Exhibit
     Number                                         Description
-----------------      ------------------------------------------------------------------------------
      4.1              RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated

      4.2              RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated

      4.3              Form of Stock Option Agreement under 1996 Stock Option Plan, as amended and restated

      4.4              Form of Stock Option Agreement under 2000 Stock Option Plan, as amended and restated

      5.1              Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.

     23.1              Consent of Wilson, Sonsini, Goodrich & Rosati, P.C. (included in opinion filed as Exhibit 5.1)

     23.2              Consent of KPMG LLP

     23.3              Consent of Arthur Andersen LLP

     23.4              Consent of Arthur Andersen LLP

     24.1              Power of Attorney (included on signature page)